UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $11.50 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 13, 2024, Nukkleus Inc. (the "Company") received a written notice (the "Notice") from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") informing the Company that it will be delisted from The Nasdaq Global Market for failure to comply with Nasdaq Listing Rule 5450(b)(2)(C) providing for a market value of its publicly held shares of at least $15 million (“MVPHS Rule”) and Listing Rule 5450(b)(2)(A) providing for a market value of its listed securities of at least $50 million (“MVLS Rule” and together with the MVPHS Rule, the “Rules”). This Notice follows the initial notification of non-compliance provided by Nasdaq on May 16, 2024 providing the Company with 180 calendar days, or until November 12, 2024, to regain compliance with the Rules. Specifically, the Company has failed to maintain a minimum market value of publicly held shares of $15 million for 30 consecutive business days as required by the MVPHS Rule and a minimum market value of $50 million for 30 consecutive business days as required by the MVLS Rule.

The Company was provided a 180-calendar day period from the date of the initial notice on May 16, 2024, to regain compliance with the Rules. As the Company has not regained compliance within this period, Nasdaq has determined to delist the Company's securities from The Nasdaq Global Market.

The Company intends to appeal this determination to a Nasdaq Hearings Panel (the "Panel"), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company plans to submit a request for a hearing by November 20, 2024 as set forth in the Notice. This hearing request will stay the suspension of the Company's securities and the filing of the Form 25-NSE pending the Panel’s decision.

During the appeal process, the Company's common stock will continue to trade on The Nasdaq Global Market under the symbol NUKK and its warrants will continue to trade under the symbol NUKKW. However, there can be no assurance that the Panel will grant the Company's request for continued listing or that the Company will be able to regain compliance with the Rules.

The Company will continue to keep its shareholders and the public informed of any significant developments related to this matter through appropriate filings with the Securities and Exchange Commission and press releases as required by applicable laws and regulations.

Item 3.02 Unregistered Sales of Equity Securities.

On November 8, 2024, the Company entered into a Conversion Agreement (the "Conversion Agreement") with X Group Fund of Funds (“X Group”) to convert outstanding principal and interest totaling $771,085 (the “X Group Debt”) into shares of common stock of the Company. On November 14, 2024, the Company and X Group entered into a letter agreement pursuant to which it amended the terms of the Conversion Agreement and the Warrant issued in connection with the Conversion Agreement. Pursuant to the letter agreement, the shares of common stock to be issued under the Conversion Agreement were amended to be 319,952 shares of common stock of the Company and the exercise price of the Warrant was amended to be $2.41.

The offers, sales and issuances of the securities listed above were made to accredited investors and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated there under with regard to those sales. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to a limited number of persons, each of whom was an accredited investor and transfer of the common stock issued was restricted by the Company in accordance with the requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Letter Agreement between Nukkleus Inc. and X Group Fund of Funds dated November 14, 2024
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: November 15, 2024	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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